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                                                                     EXHIBIT 5.1

                         [Hunton & Williams Letterhead]

                                  July 18, 2003

Massey Energy Company
4 North 4th Street
Richmond, Virginia 23219

                 Registration Statement on Form S-3 Relating to
          Secondary Offering of 4.75% Senior Convertible Notes Due 2023

Ladies and Gentlemen:

         We have acted as counsel to Massey Energy Company, a Delaware corporation (the "Company"), and A.T. Massey Coal Company, Inc., a Virginia corporation and a wholly owned subsidiary of the Company ("A.T. Massey"), in connection with the filing by the Company and A. T. Massey of a Registration Statement on Form S-3 (the "Registration Statement") on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended, to register (i) $132,000,000 aggregate principal amount at maturity of 4.75% Senior Convertible Notes due 2023 (collectively, the "Notes") issued by the Company on May 29, 2003, (ii) the Company's common stock, $0.625 par value per share (the "Common Stock"), issuable upon conversion of the Notes pursuant to an Indenture, dated as of May 29, 2003 as supplemented by the Supplemental Indenture, dated as of May 29, 2003, by and among the Company, A.T. Massey and The Wilmington Trust Company, as trustee, and (iii) the guarantee of the Company's obligations under the Notes by A.T. Massey (the "Guarantee"). The Company issued the Notes pursuant to a Purchase Agreement, dated as of May 23, 2003, by and among the Company, A.T. Massey, UBS Warburg LLC and Citigroup Global Markets, Inc. The Notes are to be offered and sold by certain securityholders of the Company from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus"), and any amendments or supplements thereto.

         In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and A.T. Massey and certificates of their officers and of public officials as we have deemed necessary.

         For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals and (iii) the due authorization, execution and delivery of all documents by all parties, the validity and binding effect thereof and the enforceability of the parties' obligations thereunder.

         Based upon the foregoing, we are of the opinion that:

         1. The Notes have been duly authorized and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent enforcement thereof might be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or equity.

         2. The Common Stock issuable upon conversion of the Notes has been duly authorized and, when delivered upon such conversion in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and non-assessable.

         3. The Guarantee has been duly authorized and is a valid and binding obligation of A.T. Massey, enforceable against A.T. Massey in accordance with its terms, except to the extent enforcement thereof might be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally, and (ii) general principles of equity, regardless of whether enforceability is considered in a proceeding at law or equity.

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         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

                              Very truly yours,


                              /s/ Hunton & Williams LLP